   As filed with the Securities and Exchange Commission on October 31, 1995

                                                     REGISTRATION NO. 33 - 57469



                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                             ______________________

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                   FORM  S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                             ______________________

                           TELE-COMMUNICATIONS, INC.
              (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          Delaware                                              84-1260157
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                               5619 DTC Parkway
                        Englewood, Colorado 80111-3000
                                (303) 267-5500

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               -----------------
                            Stephen M. Brett, Esq.
                           Tele-Communications, Inc.
                               Terrace Tower II
                               5619 DTC Parkway
                        Englewood, Colorado 80111-3000
                                (303) 267-5500

(Name, address, including zip code, and telephone number, including area code, of agent for service)
                              ------------------

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: From time to time after the effective date of the registration statement.

          If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

          If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

          If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________

          If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ___________

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

          THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                EXPLANATORY NOTE

     The Form S-3 Registration Statement (No. 33-57469) (the "Registration Statement") related to the offering of up to 3,403,405 shares of Class A Common Stock, par value $1.00 per share ("Class A Common Stock"), of Tele-Communications, Inc. (the "Company"). Prior to the date of the filing of this Post-effective Amendment No. 1 to the Registration Statement ("Amendment No. 1"), 2,336,000 shares of Class A Common Stock had been sold pursuant to the Registration Statement. As a result, there remained prior to the events described below, 1,067,405 shares of Class A Common Stock (the "Remaining Shares") covered by the Registration Statement.

     On August 3, 1995, the Company's Restated Certificate of Incorporation was amended to, among other things, redesignate the Class A Common Stock and the Company's Class B Common Stock, par value $1.00 per share, as Tele-Communications, Inc. Series A TCI Group Common Stock, par value $1.00 per share (the "Series A TCI Group Common Stock"), and Tele-Communications, Inc. Series B TCI Group Common Stock, par value $1.00 per share (the "Series B TCI Group Common Stock" and, together with the Series A TCI Group Common Stock, the "TCI Group Common Stock"), respectively, and to authorize two additional series of the Company's common stock, designated as the Tele-Communications, Inc. Series A Liberty Media Group Common Stock, par value $1.00 per share (the "Series A Liberty Media Group Common Stock"), and the Tele-Communications, Inc. Series B Liberty Media Group Common Stock, par value $1.00 per share (the "Series B Liberty Media Group Common Stock" and, together with the Series A Liberty Media Group Common Stock, the "Liberty Media Group Common Stock"). Thereafter, the Company distributed to holders of record of shares of Series A TCI Group Common Stock and Series B TCI Group Common Stock one-fourth of a share of the corresponding series of Liberty Media Group Common Stock in respect of each share of TCI Group Common Stock held of record as of August 4, 1995, the record date for the distribution. The shares of Series A TCI Group Common Stock and Series B TCI Group Common Stock and the shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock are traded on the Nasdaq National Market under the symbols "TCOMA", "TCOMB", "LBTYA" and "LBTYB", respectively.

     The purpose of this Amendment No. 1 is (i) to reflect the redesignation of the Remaining Shares into an equal number of shares of Series A TCI Group Common Stock and (ii) in accordance with Rule 416(b) promulgated under the Securities Act of 1933, as amended, to include in such registration the shares of Series A Liberty Media Group Common Stock distributed in respect of the Remaining Shares. As a result, the Registration Statement, as amended by this Amendment No. 1, will be deemed to cover both the Remaining Shares (after giving effect of the redesignation of the Class A Common Stock into Series A TCI Group Common Stock) and the 254,351 shares of Series A Liberty Media Group Common Stock distributed in respect of such Remaining Shares in the distribution.

                 Subject to Completion, dated October 31, 1995

PROSPECTUS
                           Tele-Communications, Inc.

  Tele-Communications, Inc. Series A TCI Group Common Stock ($1.00 par value) Tele-Communications, Inc. Series A Liberty Media Group Common Stock ($1.00 par value)

     This Prospectus relates to (i) 1,067,405 shares (the "TCI Group Shares") of the Tele-Communications, Inc. Series A TCI Group Common Stock, par value $1.00 per share (the "Series A TCI Group Common Stock"), of Tele-Communications, Inc., a Delaware corporation (the "Company"), and (ii) 254,351 shares (the "Liberty Group Shares," and collectively with the TCI Group Shares, the "Shares") of Tele-Communications, Inc. Series A Liberty Media Group Common Stock, par value $1.00 per share (the "Series A Liberty Media Group Common Stock"), of the Company, each to be offered and sold from time to time by Acclaim Entertainment, Inc., a Delaware corporation ("Acclaim" or the "Selling Stockholder"). See "Selling Stockholder."

     On August 3, 1995, the Company's Restated Certificate of Incorporation was amended to, among other things, (i) redesignate the Company's Class A Common Stock, par value $1.00 per share ("Class A Common Stock"), as Series A TCI Group Common Stock and the Company's Class B Common Stock, par value $1.00 per share, as Tele-Communications, Inc. Series B TCI Group Common Stock, par value $1.00 per share (the "Series B TCI Group Common Stock" and, together with the Series A TCI Group Common Stock, the "TCI Group Common Stock"), and (ii) authorize two additional series of the Company's common stock, designated as Series A Liberty Media Group Common Stock and the Tele-Communications, Inc. Series B Liberty Media Group Common Stock, par value $1.00 per share (the "Series B Liberty Media Group Common Stock" and, together with the Series A Liberty Media Group Common Stock, the "Liberty Media Group Common Stock"). Thereafter, the Company distributed to holders of TCI Group Common Stock one-fourth of a share of the corresponding series of Liberty Media Group Common Stock in respect of each share of TCI Group Common Stock held of record as of August 4, 1995, the record date for the distribution.

     Both series of TCI Group Common Stock are identical in all respects, except
(i) each share of Series B TCI Group Common Stock has ten votes and each share of Series A TCI Group Common Stock has one vote and (ii) each share of Series B TCI Group Common Stock is convertible, at the option of holder, into one share of Series A TCI Group Common Stock. Similarly, both series of Liberty Media Group Common Stock are identical in all respects, except (i) each share of Series B Liberty Media Group Common Stock has ten votes and each share of Series A Liberty Media Group Common Stock has one vote and (ii) each share of Series B Liberty Media Group Common Stock is convertible, at the option of the holder, into one share of Series A Liberty Media Group Common Stock. The shares of Series A TCI Group Common Stock and Series A Liberty Media Group Common Stock are not convertible into shares of Series B TCI Group Common Stock and Series B Liberty Media Group Common Stock, respectively.

     Shares of the Series A TCI Group Common Stock, the Series B TCI Group Common Stock, the Series A Liberty Media Group Common Stock and the Series B Liberty Media Group Common Stock are traded on the Nasdaq National Market under the symbols "TCOMA," "TCOMB," "LBTYA" and "LBTYB," respectively.

                                                                     (continued)

             THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
             BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY
                    STATE SECURITIES COMMISSION PASSED UPON
                THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

              The date of this Prospectus is _____________, 1995.

     Each of the TCI Group Shares and the Liberty Group Shares may be offered for sale and sold by the Selling Stockholder from time to time in varying amounts, including in block transactions, on the Nasdaq National Market at then prevailing prices or in private transactions at prices and on terms to be determined at the time of sale. The Shares may be sold by the Selling Stockholder directly, through an underwritten offering, through agents designated from time to time or to or through broker-dealers designated from time to time. To the extent required, the number and series of Shares to be sold, the purchase price, the public offering price, if applicable, the name of any such agent or broker-dealer, and any applicable commissions, discounts or other items constituting compensation to such underwriters, agents or broker-dealers with respect to a particular offering will be set forth in a supplement or supplements to this Prospectus (each, a "Prospectus Supplement"). The aggregate proceeds to the Selling Stockholder from the sale of the Shares so offered will be the purchase price of the Shares sold less (i) the aggregate commissions, discounts and other compensation, if any, paid by the Selling Stockholder to underwriters, agents or broker-dealers and (ii) certain other expenses of the offering and sale of the Shares that will be the responsibility of the Selling Stockholder. See "Selling Stockholder". The Selling Stockholder may also sell all or a portion of the Shares pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), to the extent that such sales may be made in compliance with such Rule. See "Plan of Distribution". The Company will not receive any proceeds from the sale of the Shares. The Company knows of no selling arrangement between any underwriter, agent or broker-dealer and the Selling Stockholder.

     The Selling Stockholder and any broker-dealers or agents that participate with the Selling Stockholder in the distribution of any of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any discount or commission received by them and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

                             AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission"), Washington, D.C., a registration statement on Form S-3 (together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act, with respect to the Shares. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information pertaining to the Shares and the Company, reference is made to the Registration Statement. Statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Commission. Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; Suite 1400, 500 West Madison Street, Chicago, Illinois 60661; and at Suite 1300, 7 World Trade Center, New York, New York 10048; and copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.


                    INCORPORATION OF DOCUMENTS BY REFERENCE

     The Company hereby incorporates in this Prospectus by reference the following documents filed with the Commission: (i) Items 3 and 4 of the Company's registration statement on Form 8-B, as amended by Form 8-B/A (Amendments No. 1, 2, 3 and 4) and Item 1 of the Company's registration statement on Form 8-A, as amended by Form 8-A/A (Amendments No. 1 and 2), (ii) the Company's Annual Report on Form 10-K for the year ended December 31, 1994, as amended by Form 10-K/A (Amendment No. 1), (iii) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995 and June 30, 1995,
(iv) the Company's Current Reports on Form 8-K, dated January 23, 1995, February 3, 1995 (as amended by Form 8-K/A), February 13, 1995, February 15, 1995, April 6, 1995, April 20, 1995 (as amended by Form 8-K/A), May 4, 1995 (as amended by Form 8-K/A), July 26, 1995, and August 10, 1995, and (v) (a) the financial statements and notes thereto of TeleCable Corporation as of December 31, 1993 and 1992 and for each of the two years in the period ended December 31, 1993, included in the Company's Current Report on Form 8-K, dated August 26, 1994, (b) the financial statements and notes thereto of Liberty Media Corporation and subsidiaries as of December 31, 1993 and 1992 and the years ended December 31, 1993 and 1992 and the period from April 1, 1991 to December 31, 1991 and the consolidated statements of operations, stockholders' equity, and cash flows of Liberty Media (a combination of certain programming interests and cable television assets of TCI Communications, Inc. (formerly Tele-Communications, Inc.)) for the period from January 1, 1991 to March 31, 1991 included in the Company's Proxy Statement/Prospectus, dated June 29, 1995 (Registration No. 33-59657), (c) the financial statements and notes thereto of Liberty Media Group (a combination of certain assets of Tele-Communications, Inc. and its affiliate, Liberty Media Corporation) as of December 31, 1994 and 1993 and for each of the years in the three year period ended December 31, 1994, included in the Company's Proxy Statement/Prospectus, dated June 29, 1995 (Registration No. 33-59657), and (d) the financial statements and notes thereto of TCI Group (a combination of certain assets of Tele-Communications, Inc. and its affiliate, Liberty Media Corporation) as of December 31, 1994 and 1993 and for each of the years in the three year period ended December 31, 1994, included in the Company's Proxy Statement/Prospectus, dated June 29, 1995 (Registration Statement No. 33-59657).

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the Shares described in this Prospectus shall be deemed to be incorporated herein by reference and to be a part hereof from the respective dates of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom a Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated by reference herein, other than certain exhibits to such documents (unless such exhibits are specifically incorporated by reference into the documents that this Prospectus incorporates). Such requests should be addressed to Stephen M. Brett, Esq., Executive Vice President and General Counsel, Tele-Communications, Inc., Terrace Tower II, 5619 DTC Parkway, Englewood, Colorado 80111-3000; telephone (303) 267-5500.


                                  THE COMPANY

     The Company, through its subsidiaries and affiliates, is principally engaged in the construction, acquisition, ownership and operation of cable television systems and the provision of satellite-delivered video entertainment, information and home shopping programming services to various video distribution media, principally cable television systems. The Company believes that, measured by the number of basic subscribers, it is the largest provider of cable television services in the United States. The Company also has investments (i) in cable and telecommunications operations and television programming in certain international markets and (ii) in companies and joint ventures involved in developing and providing programming for new television and telecommunications technologies. The Company is a Delaware corporation and its executive offices are located at Terrace Tower II, 5619 DTC Parkway, Englewood, Colorado 80111-3000; telephone (303) 267-5500. Unless the context indicates otherwise, as used herein, the "Company" means Tele-Communications, Inc., its consolidated subsidiaries and their respective predecessors.

                              SELLING STOCKHOLDER

     The TCI Group Shares (after giving effect to the redesignation of the shares of Class A Common Stock into shares of Series A TCI Group Common Stock) being offered hereby were acquired by the Selling Stockholder in accordance with the terms of an Exchange Agreement, dated as of October 19, 1994 (the "Exchange Agreement"), among the Company, TCI GameCo Holdings, Inc., a Colorado corporation and an indirect wholly owned subsidiary of the Company, and Acclaim. A copy of the Exchange Agreement has been filed as an exhibit to the Registration Statement. All of the Liberty Group Shares were acquired by the Selling Stockholder in connection with the Company's distribution to the holders of record of TCI Group Common Stock on August 4, 1995 (the record date for such distribution) of one-fourth of a share of the corresponding series of Liberty Media Group Common Stock in respect of each share of TCI Group Common Stock held as of such record date.

     The Shares held by the Selling Stockholder constitute restricted securities and cannot be offered or sold except pursuant to an effective registration statement covering such offer and sale or pursuant to an applicable exception from the registration requirements of the Securities Act. Pursuant to the Exchange Agreement, the Company has filed the Registration Statement (of which this Prospectus forms a part) under the Securities Act for the purpose of permitting the Selling Stockholder to offer and sell the Shares, in whole or in part and from time to time, under this Prospectus. The Company is obligated to keep the Registration Statement effective for a period of up to two years from the date such Registration Statement initially became effective (or until all of the Shares are disposed of by the Selling Stockholder, if earlier).

     The Shares may be offered and sold in an underwritten offering (see "Plan of Distribution"), in which case the Selling Stockholder shall have the right to select the lead managing underwriter, whose selection shall be subject to approval by the Company (which approval shall not be unreasonably withheld). The Company is required to pay all expenses in connection with the registration of the offer and sale of the Shares (including, without limitation, all registration and filing fees incurred in connection with the filing of this Registration Statement with the Commission and state securities commissioners), other than (i) discounts and commissions and transfer taxes attributable to the sale of any of the Shares; (ii) in the case of any underwritten offering, fees and disbursements of underwriters and underwriters counsel (other than fees and expenses of such counsel incurred in connection the "blue sky" qualification of any of the Shares); and (iii) fees and disbursements of counsel or of any experts retained by Acclaim in connection with the registration of the offer and sale of the Shares.

     The Company has agreed to indemnify Acclaim against certain liabilities that may arise in connection with any offer and sale of the Shares, including liabilities under the Securities Act, and to contribute to payments that Acclaim may be required to make in respect thereof.

     Pursuant to the Exchange Agreement, the Company acquired 4,348,795 shares of Acclaim's common stock, par value $.02 per share ("Acclaim Common Stock"), which, as of October 26, 1995, represented 8.81% of the issued and outstanding shares of Acclaim Common Stock. The Company also has entered into a joint venture with Acclaim to develop, acquire (by purchase or license), and merchandize, and to sell, license, distribute and transmit, interactive entertainment programming for distribution by electronic means principally to or through telecommunications networks, including cable television systems. The joint venture will seek to promote a standard for broadband network interactive games to be incorporated into the next generation of set-top boxes. Except as discussed above, neither the Company nor any of its affiliates has had within the past three years any material relationship with Acclaim or any of its affiliates.

                              PLAN OF DISTRIBUTION

     The Shares may be offered for sale and sold by the Selling Stockholder in one or more transactions, including block transactions, at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices determined on a negotiated or competitive bid basis. The Shares may be sold by the Selling Stockholder directly, through an underwritten offering, through agents designated from time to time or to or through broker-dealers designated from time to time.

     If any Shares are sold in an underwritten offering, such Shares may be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise indicated in the applicable Prospectus Supplement, the obligations of any underwriters to purchase Shares will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of the Shares specified in such Prospectus Supplement if any are purchased.

     Shares may be sold through a broker-dealer acting as agent or broker for the Selling Stockholder, or to a broker-dealer acting as principal. In the latter case, the broker-dealer may then resell such Shares to the public at varying prices to be determined by such broker-dealer at the time of resale.

     The Company has been advised by the Selling Stockholder that it has not, as of the date of this Prospectus, entered into any arrangement with an underwriter, agent or broker-dealer for the sale of the Shares.

     The Selling Stockholder may also sell all or a portion of the Shares pursuant to Rule 144 promulgated under the Securities Act, to the extent that such sales may be made in compliance with such Rule.

     The Selling Stockholder and any agents or broker-dealers that participate with the Selling Stockholder in the distribution of any of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any discount or commission received by them and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     To the extent required, the number and series of Shares to be sold, the purchase price, the public offering price, if applicable, the name of any underwriter, agent or broker-dealer, and any applicable commissions, discounts or other items constituting compensation to such underwriters, agents or broker-dealers with respect to a particular offering will be set forth in an accompanying Prospectus Supplement.

                                 LEGAL MATTERS

     Certain legal matters with respect to the Shares will be passed upon for the Company by Stephen M. Brett, Esq., Executive Vice President and General Counsel of the Company.


                                    EXPERTS

     The consolidated balance sheets of Tele-Communications, Inc. and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1994, and all related schedules, which appear in Tele-Communications, Inc.,'s Annual Report on Form 10-K for the year ended December 31, 1994, as amended, have been incorporated by reference herein in reliance upon the reports, dated March 27, 1995, of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The reports of KPMG Peat Marwick LLP covering the December 31, 1994 consolidated financial statements refer to the adoption of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," in 1994.

     The consolidated balance sheets of Liberty Media Corporation and subsidiaries (Successor) as of December 31, 1993 and 1992, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years ended December 31, 1993 and 1992 and the period from April 1, 1991 to December 31, 1991 (Successor Periods) and the consolidated statements of operations, stockholders' equity, and cash flows of Liberty Media (a combination of certain programming interests and cable television assets of TCI Communications, Inc. (formerly Tele-Communications, Inc.)) (Predecessor) for the period from January 1, 1991 to March 31, 1991 (Predecessor Periods), have been incorporated by reference herein in reliance upon the report, dated March 18, 1994, of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering the December 31, 1993 consolidated financial statements refers to a change in the method of accounting for income taxes in 1993.

     The combined balance sheets of Liberty Media Group (a combination of certain assets of Tele-Communications, Inc. and its affiliate, Liberty Media Corporation) as of December 31, 1994 and 1993, and the related combined statements of operations, equity, and cash flows for each of the years in the three-year period ended December 31, 1994, which appear in the Company's Proxy Statement/Prospectus, dated June 29, 1995 (Registration No. 33-59657), have been incorporated by reference herein in reliance upon the report, dated March 27, 1995, of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering the December 31, 1994 combined financial statements refers to the adoption of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," in 1994.

     The combined balance sheets of TCI Group (a combination of certain assets of Tele-Communications, Inc. and its affiliate, Liberty Media Corporation) as of December 31, 1994 and 1993, and the related combined statements of operations, equity, and cash flows for each of the years in the three-year period ended December 31, 1994, which appear in the Company's Proxy Statement/Prospectus, dated June 29, 1995 (Registration No. 33-59657), have been incorporated by reference herein in reliance upon the report, dated March 27, 1995, of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering the December 31, 1994 combined financial statements refers to the adoption of Statement of Financing Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," in 1994.

     The consolidated balance sheet of TeleWest Communications plc and subsidiaries as of 31 December 1994 and 1993, and the related consolidated statements of operations and cash flows for each of the years in the three year period ended 31 December 1994, which appear in the 31 December 1994 Annual Report on Form 10-K of Tele-Communications, Inc., as amended, have been incorporated by reference herein in reliance upon the report of KPMG, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The combined balance sheets of Cablevision (a combination of certain cable television assets of Cablevision S.A., Televisora Belgrano S.A., Construred S.A. and Univent's S.A.) as of December 31, 1994 and 1993, and the related combined statements of operations and deficit and cash flows for each of the years in the three-year period ended December 31, 1994, which appear in the Current Report on Form 8-K of Tele-Communications, Inc., dated April 20, 1995, as amended, have been incorporated by reference herein in reliance upon the report of KPMG Finsterbusch Pickenhayn Sibille, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The consolidated balance sheets of QVC, Inc. and subsidiaries as of January 31, 1994 and 1993, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended January 31, 1994, which appear in the Current Report on Form 8-K of Tele-Communications, Inc. dated February 3, 1995, as amended, have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering the January 31, 1994 consolidated financial statements refers to a change in the method of accounting for income taxes.

     The financial statements of TeleCable Corporation as of December 31, 1993 and 1992 and for each of the two years in the period ended December 31, 1993, incorporated in the Prospectus by reference to the Company's Current Report on Form 8-K dated August 26, 1994, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IN CONNECTION WITH THE OFFERING DESCRIBED HEREIN AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING STOCKHOLDER. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE SUCH DATE. THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THOSE SPECIFICALLY OFFERED HEREBY OR OF ANY SECURITIES OFFERED HEREBY IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.


                         -----------------------------



      TABLE OF CONTENTS

AVAILABLE INFORMATION..........  3
INCORPORATION OF DOCUMENTS BY
   REFERENCE...................  3
THE COMPANY....................  4
SELLING STOCKHOLDER............  4
PLAN OF DISTRIBUTION...........  5
LEGAL MATTERS..................  6
EXPERTS........................  6







                           TELE-COMMUNICATIONS, INC.


                  Tele-Communications, Inc. Series A TCI Group
                         Common Stock ($1.00 par value)

                           Tele-Communications, Inc.
                          Series A Liberty Media Group
                         Common Stock ($1.00 par value)



                   -----------------------------------------

                                   PROSPECTUS


                   -----------------------------------------



                              _____________, 1995

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     All of the expenses in connection with the distribution of the Shares are set forth below and will be borne by the Registrant.

+Registration Fee                                       $ 24, 879
*Blue Sky Fees and Expenses (including counsel fees)        5,000
*Legal Fees and Expenses                                    5,000
*Accounting Fees and Expenses                              10,000
*Miscellaneous                                              1,000
                                                         --------
   *Total                                                $ 45,879
----------------
+Previously paid.
*Estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by him in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the facts and circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

     Section 102(b)(7) of the Delaware General Corporation Law provides, generally, that the certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of Title 8, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision may eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

     Article V, Section E of the Company's Restated Certificate of Incorporation provides as follows:

                    1.  Limitation on Liability.
                        -----------------------

               To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this paragraph 1 shall be prospective only and shall not adversely affect any limitation, right or protection of a director of the Corporation existing at the time of such repeal or modification.

               2.   Indemnification.
                    ---------------

               (a) RIGHT TO INDEMNIFICATION. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such person. Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Section E. The Corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

               (b) PREPAYMENT OF EXPENSES. The Corporation shall pay the expenses (including attorneys' fees) incurred in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this paragraph or otherwise.

               (c) CLAIMS. If a claim for indemnification or payment of expenses under this paragraph is not paid in full within 60 days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

               (d) NON-EXCLUSIVITY OF RIGHTS. The rights conferred on any person by this paragraph shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of this Certificate, the Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

               (e) OTHER INDEMNIFICATION. The Corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity.


     Article II, Section 2.9 of the Company's Bylaws also contains an indemnity provision, requiring the Company to indemnify members of the Board of Directors and officers of the Company and their respective heirs, personal representatives and successors in interest for or on account of any action performed on behalf of the Corporation, to the fullest extent provided by the laws of the State of Delaware and the Company's Certificate of Incorporation, as then or thereafter in effect.

     The Company has also entered into indemnification agreements with each of its directors (each director, an "indemnitee"). The indemnification agreements provide (i) for the prompt indemnification to the fullest extent permitted by law against any and all expenses, including attorneys' fees and all other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness or participating in (including on appeal), or in preparing for ("Expenses"), any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation ("Claim"), related to the fact that such indemnitee is or was a director, officer, employee, agent or fiduciary of the Company or is or was serving at the Company's request as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of anything done or not done by a director or officer in any such capacity, and against any and all judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection therewith) of any Claim, unless the Reviewing Party (one or more members of the Board of Directors or other person appointed by the Board of Directors, who is not a party to the particular claim, or independent legal counsel) determines that such indemnification is not permitted under applicable law and (ii) for the prompt advancement of Expenses, and for reimbursement to the Company if the Reviewing Party determines that such indemnitee is not entitled to such indemnification under applicable law. In addition, the indemnification agreements provide (i) a mechanism through which an indemnitee may seek court relief in the event the Reviewing Party determines that the indemnitee would not be permitted to be indemnified under applicable law (and therefore is not entitled to indemnification or expense advancement under the indemnification agreement) and (ii) indemnification against all expenses (including attorneys' fees), and advancement thereof if requested, incurred by the indemnitee in seeking to collect an indemnity claim or advancement of expenses from the Company or incurred in seeking to recover under a directors' and officers' liability insurance policy, regardless of whether successful or not. Furthermore, the indemnification agreements provide that after there has been a "change in control" in the Company (as defined in the indemnification agreements), other than a change in control approved by a majority of directors who were directors prior to such change, then, with respect to all determinations regarding a right to indemnity and the right to advancement of Expenses, the Company will seek legal advice only from independent legal counsel selected by the indemnitee and approved by the Company.

     The indemnification agreements impose upon the Company the burden of proving that an indemnitee is not entitled to indemnification in any particular case and negate certain presumptions that may otherwise be drawn against an indemnitee seeking indemnification in connection with the termination of actions in certain circumstances. Indemnitees' rights under the indemnification agreements are not exclusive of any other rights they may have under Delaware law, the Company's Bylaws or otherwise. Although not requiring the maintenance of directors' and officers' liability insurance, the indemnification agreements require that indemnitees be provided with the maximum coverage available for any Company director or officer if there is such a policy.

     The Company may purchase liability insurance policies covering its directors and officers.

     In addition, the Selling Stockholder has agreed to indemnify the Company, its directors and officers and each person, if any, who controls the Company within the meaning of either the Securities Act or the Securities Exchange Act of 1934, as amended, against certain liabilities, including civil liabilities under the Securities Act, in connection with certain actions arising out of the sale of the Shares registered hereby.

ITEM 16. EXHIBITS

Exhibits  Description
--------  -----------

4.1 Restated Certificate of Incorporation of the Company, dated August 4, 1994, as amended on August 4, 1994, August 16, 1994, October 11, 1994, October 21, 1994, January 26, 1995, August 3, 1995 and August 3, 1995 (Incorporated herein by reference to Exhibit 99.1 of Company's Current Report on Form 8-K, dated August 10, 1995, Commission File No. 0-20421).

4.2 Bylaws of the Company as adopted June 16, 1994 (Incorporated herein by reference to Exhibit 4.2 of the Company's registration statement on Form 8-A, as amended by Form 8-A/A (Amendment No. 1) Commission File No. 0-20421).

4.3 Specimen Stock Certificate for the Series A TCI Group Common Stock, par value $1.00 per share (Incorporated herein by reference to Exhibit
          4.3 of Company's registration statement on Form 8-A, as amended by Form 8-A/A (Amendment No. 1) Commission File No. 0-20421).

4.4 Specimen Stock Certificate for Series A Liberty Group Common Stock, par value $1.00 per share (Incorporated herein by reference to Exhibit
          4.5 of Company's registration statement on Form 8-A, as amended by Form 8-A/A (Amendment No. 1) Commission File No. 0-20421).

5         Opinion of Stephen M. Brett, Esq.

23.1      Consent of KPMG Peat Marwick LLP.

23.2      Consent of KPMG Peat Marwick LLP.

23.3      Consent of KPMG Peat Marwick LLP.

23.4      Consent of KPMG Finsterbusch Pickenhayn Sibille.

23.5      Consent of Price Waterhouse LLP.

23.6      Consent of Stephen M. Brett, Esq. (included in Exhibit 5).

*24       Powers of Attorney.

*99.1 Exchange Agreement, dated as of October 19, 1994, among the Registrant, TCI GameCo Holdings, Inc. and Acclaim.

*99.2 Partnership Agreement, dated as of October 19, 1994, between Acclaim Cable Holdings, Inc. and TCI GameCo. Ventures, Inc.

____________________
*Previously Filed

ITEM 17. UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the
--------  -------
registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-effective Amendment No. 1 to the Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village, State of Colorado, on October 31, 1995.


                         TELE-COMMUNICATIONS, INC.



                         By:    /s/ Stephen M. Brett
                            ------------------------
                         Name:  Stephen M. Brett
                         Title:  Executive Vice President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-effective Amendment No. 1 to the Form S-3 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                         Title                      Date
---------                         -----                      ----


            *                 Chairman of the Board        October 31, 1995
-------------------------     and Director
(Bob Magness)


                              President and Director
-------------------------     (Principal Executive
(John C. Malone)              Officer)





           *                  Executive Vice President and     October 31, 1995
-------------------------     Director (Principal Financial
(Donne F. Fisher)             and Accounting Officer)





           *                  Director                         October 31, 1995
-------------------------
(John W. Gallivan)



           *                  Director                         October 31, 1995
-------------------------
(Kim Magness)


                              Director
-------------------------
(Robert A. Naify)

           *                   Director                        October 31, 1995
-------------------------
(Jerome H. Kern)


                               Director
------------------------
(Tony Coelho)


*By:   /s/ Stephen M. Brett                                    October 31, 1995
     -------------------------------
     Stephen M. Brett
     Attorney-in-Fact

                                 EXHIBIT INDEX


4.1 Restated Certificate of Incorporation of the Company, dated August 4, 1994, as amended on August 4, 1994, August 16, 1994, October 11, 1994, October 21, 1994, January 26, 1995, August 3, 1995 and August 3, 1995 (Incorporated herein by reference to Exhibit 99.1 of Company's Current Report on Form 8-K, dated August 10, 1995, Commission File No. 0-20421).

4.2 Bylaws of the Company as adopted June 16, 1994 (Incorporated herein by reference to Exhibit 4.2 of the Company's registration statement on Form 8-A, as amended by Form 8-A/A (Amendment No. 1) Commission File No. 0-20421).

4.3 Specimen Stock Certificate for the Series A TCI Group Common Stock, par value $1.00 per share (Incorporated herein by reference to Exhibit
          4.3 of Company's registration statement on Form 8-A, as amended by Form 8-A/A (Amendment No. 1) Commission File No. 0-20421).

4.4 Specimen Stock Certificate for Series A Liberty Group Common Stock, par value $1.00 per share (Incorporated herein by reference to Exhibit
          4.5 of Company's registration statement on Form 8-A, as amended by Form 8-A/A (Amendment No. 1) Commission File No. 0-20421).

5         Opinion of Stephen M. Brett, Esq.

23.1      Consent of KPMG Peat Marwick LLP.

23.2      Consent of KPMG Peat Marwick LLP.

23.3      Consent of KPMG Peat Marwick LLP.

23.4      Consent of KPMG Finsterbusch Pickenhayn Sibille.

23.5      Consent of Price Waterhouse LLP.

23.6      Consent of Stephen M. Brett, Esq. (included in Exhibit 5).

*24       Powers of Attorney.

*99.1 Exchange Agreement, dated as of October 19, 1994, among the Registrant, TCI GameCo Holdings, Inc. and Acclaim.

*99.2 Partnership Agreement, dated as of October 19, 1994, between Acclaim Cable Holdings, Inc. and TCI GameCo. Ventures, Inc.

____________________
*Previously Filed